Exhibit 10.36

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Fourth Amendment”) is made this 18th day of October, 2023 (the “Effective Date”), by and between WPT LAND 2 LP, a Delaware limited partnership (“Landlord”), and TELA BIO, INC., a Delaware corporation (“Tenant”).

BACKGROUND:

A.Landlord (pursuant to that certain Assignment and Assumption of Leases dated October 3, 2016, described in Section B of the Background section of the Second Amendment (defined below)), and Tenant are now parties to that certain Lease Agreement dated January 31, 2013 (the “Original Lease”), as amended by that certain First Amendment to Agreement of Lease dated June 19, 2014 (the “First Amendment”), that certain Second Amendment to Agreement of Lease dated January 17, 2018 (the “Second Amendment”) and that certain Third Amendment to Lease Agreement dated December 22, 2020 (the “Third Amendment”, and together with the Original Lease, the First Amendment, the Second Amendment, and that certain letter from Workspace Property Trust to Tenant dated January 8, 2019 regarding HVAC management attached as Exhibit B to the Third Amendment, collectively, the “Existing Lease”, and the Existing Lease, as further amended by this Fourth Amendment, is the “Lease”), covering certain premises now containing: (i) 11,460 rentable square feet of space identified as Suite 24 (“Suite 24”); (ii) 4,652 rentable square feet of space identified as Suite 12 (“Suite 12”); and (iii) 8,613 rentable square feet of space identified as Suite 20 (“Suite 20”, and together with Suite 24 and Suite 12, hereafter collectively identified as the “Original Premises”, containing in the aggregate, 24,725 rentable square feet of space), located in Landlord’s 60,880 rentable square foot building identified as One Great Valley Parkway, Malvern, Pennsylvania 19355 (the “Building”) as more fully described in the Existing Lease.

B.Tenant desires to amend the Existing Lease providing, among other things, for: (i) the expansion of the Original Premises by leasing to Tenant certain premises in the Building known as Suite 30, containing 15,881 rentable square feet of space (hereafter, “Suite 30” or the “Expansion Premises”), as more particularly shown on Exhibit A to this Fourth Amendment, which, when combined with the Original Premises shall contain an aggregate of 40,606 rentable square feet of space for a period commencing on the Expansion Premises Commencement Date (as re-defined below) and ending on the Relinquished Space Termination Date (as defined below); (ii) the reduction of the amount of rentable square feet of the Original Premises leased by Tenant by vacating Suite 12 (the “Relinquished Space”) as of the Relinquished Space Termination Date, while retaining Suite 20 and Suite 24 (the “Remaining Space”) and the Expansion Premises, as more particularly shown on Exhibit A to this Fourth Amendment, which, resulting in an aggregate of 35,954 rentable square feet of space for a period commencing on the Relinquished Space Termination Date and ending on the last day of the Term; (iii) the extension of the Term (as re-defined below) applicable to the Remaining Space; (iv) Tenant’s performance of Expansion Premises Tenant Improvements (as re-defined below); (v) Landlord’s performance of the Roof Repair Work (as defined below); (vi) the modification of the Security Deposit; and, (vii) the modification of certain other sections of the Existing Lease, to which the parties hereto have agreed, subject, in each case, to the terms and provisions of the Existing Lease, as hereby amended.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Existing Lease, and intending to be legally bound, hereby agree as follows:

1.Incorporation.  The above Background is incorporated herein by reference as if more fully set forth below.

2.Defined Terms; Conflict.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Existing Lease.  In the event there is a conflict between the terms of the Existing Lease and the terms of this Fourth Amendment, the terms of this Fourth Amendment shall control.

3.Relinquished Space Termination; Extension of Remaining Space Term; Expansion Premises Term.

(a)The Expiration Date of the Term for the Original Premises pursuant to the Existing Lease is May 31, 2028.

(b)Subject to the terms and conditions of this Fourth Amendment, the Lease applicable to the Relinquished Space shall terminate as of June 30, 2025 (the “Relinquished Space Termination Date”).  On or prior to the Relinquished Space Termination Date, except for the existing IT cabling, which shall remain in place, Tenant shall relinquish to Landlord and vacate the Relinquished Space in its entirety and as required under Section 21(a) of the Original Lease.  No early termination fee shall be due to Landlord in connection with the relinquishment of the Relinquished Space.  Tenant’s failure to vacate the Relinquished Space by the Relinquished Space Termination Date shall be an immediate Event of Default under the Lease, entitling Landlord to exercise all of the rights and remedies available to Landlord under the Existing Lease including, without limitation, Landlord’s rights and remedies to treat Tenant as a holdover tenant under Sections 21(b) of the Original Lease.

(c) Subject to Section 3(d) below, the Term applicable to the Remaining Space is hereby extended for one (1) period of twenty-four (24) months (hereafter, the “Extended Term”), commencing on June 1, 2028 (hereafter, the “Extended Term Commencement Date”) and expiring at 11:59 p.m. EST on May 31, 2030 (hereafter, the “Expiration Date”).

(d)Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Expansion Premises on the same terms and conditions set forth in the Existing Lease, as amended hereby, for a period commencing on December 1, 2023 (hereafter, the “Expansion Premises Commencement Date”), and expiring at 11:59 P.M. EST on the Expiration Date (hereafter, the “Expansion Premises Term”).

(e)From and After the Extended Term Commencement Date, the word “Term”, as defined in the Existing Lease, as amended hereby, shall also include the Extended Term and, from and after the Expansion Premises Commencement Date, the word “Term”, as defined in the Existing Lease, as amended hereby, shall also include the Expansion Premises Term.

(f)From and after the Expansion Premises Commencement Date and continuing until the Relinquished Space Termination Date, the term “Premises”, as defined in the Existing Lease, as amended hereby, shall mean and include both the Original Premises and the Expansion Premises. From and after the Relinquished Space Termination Date and continuing until the Expiration Date, as hereby amended, the term “Premises”, as defined in the Existing Lease, as amended hereby, shall mean and include only the Remaining Space and the Expansion Premises.

4.Minimum Annual Rent.

(a)Notwithstanding anything in the Existing Lease or this Fourth Amendment to the contrary, from and after the Effective Date through the date that is the day immediately prior to the Expansion Premises Commencement Date, Tenant shall continue to pay the existing monthly Minimum Annual Rent applicable to the Original Premises as provided in the Third Amendment, which the parties agree is currently Thirty Thousand Eighty-Two and 08/100 Dollars ($30,082.08) plus all other charges comprising Rent (i.e. Annual Operating Expenses and any other amounts payable by Tenant to Landlord) pursuant to the Existing Lease, as hereby amended.

(b)From and after the Expansion Premises Commencement Date, the rent tables included as part of Sections 4(b) and 4(c) of the Third Amendment are null and void and of no further force or effect.  In lieu thereof, commencing on the Expansion Premises Commencement Date, and continuing to and including the Relinquished Space Termination Date, Tenant’s Minimum Annual Rent obligation for the Original Premises and the Expansion Premises shall be as follows:

Period	$/RSF	Annualized (based on 40,606 rsf)	Monthly
December 1, 2023 – May 31, 2024	$14.60	-----	$49,403.97
June 1, 2024 – May 31, 2025	$14.95	$607,059.70	$50,588.31
June 1, 2025 – June 30, 2025	$15.30	$621,271.80	$51,772.65

(c)From and after the Relinquished Space Termination Date, and continuing to and including Expiration Date, as hereby amended, Tenant’s Minimum Annual Rent obligation for the Remaining Space and the Expansion Premises shall be as follows:

Period	$/RSF	Annualized (based on 35,954 rsf)	Monthly
July 1, 2025 – May 31, 2026	$15.30	-----	$45,841.35
June 1, 2026 – May 31, 2027	$15.65	$562,680.10	$46,890.01
June 1, 2027 – May 31, 2028	$16.00	$575,264.00	$47,938.67
June 1, 2028 – May 31, 2029	$16.35	$587,847.90	$48,987.33
June 1, 2029 – May 31, 2030	$16.70	$600,431.80	$50,035.98

5.Tenant’s Share; Annual Operating Expenses.  From and after the Effective Date and continuing until the Expiration Date, as amended hereby and as the same may be extended pursuant to the Existing Lease, Tenant shall pay Tenant’s Share of Annual Operating Expenses attributable to the Premises in addition to the Minimum Annual Rent, subject to adjustment and reconciliation in accordance with the terms of the Lease.

(a)Tenant acknowledges Tenant’s Share of annual Operating Expenses applicable to the Original Premises is 40.61%, which Tenant shall continue to pay from the Effective Date hereof until the day immediately prior to the Expansion Premises Commencement Date.

(b)Tenant hereby acknowledges that, from and after the Expansion Premises Commencement Date to and including the Relinquished Space Termination Date, “Tenant’s Share” applicable to the Original Premises and the Expansion Premises shall be increased by virtue of such expansion to 66.70%, calculated by dividing the rentable square feet of the Original Premises and the Expansion Premises (40,606) by the total rentable square feet of the Building (60,880).

(c)Tenant hereby acknowledges that, from and after the Relinquished Space Termination Date to and including the Expiration Date, as the same may be extended pursuant to the Existing Lease, “Tenant’s Share” applicable to the Remaining Space and the Expansion Premises shall be decreased by virtue of such relinquishment to 59.06%, calculated by dividing the rentable square feet of the Remaining Space and the Expansion Premises (35,954) by the total rentable square feet of the Building (60,880).

6.Acceptance of the Original Premises; Expansion Premises Work; Landlord’s Roof Repair Work.

(a)Tenant currently occupies the Original Premises and has, from the Commencement Date of the Lease, accepted and hereby certifies, agrees and confirms it accepted the Original Premises in all respects following Landlord’s delivery of the Original Premises to Tenant, and Landlord’s Work, as such term is defined in the Second Amendment (the “Current Premises Condition”), and it continues to accept the Original Premises in such Current Premises Condition, and, except as otherwise provided in the Lease, Landlord shall have no obligations whatsoever to improve or pay for any improvements to the Original Premises for Tenant’s use and occupancy thereof during the remainder of the Term, other than with respect to Landlord’s ongoing maintenance, repair, replacement, and similar obligations as described in the Lease.

(b)On the Expansion Premises Commencement Date, Tenant will accept the Expansion Premises in its “as is” “where is” condition, except as described in Section 6(e) below, and Landlord shall have no obligations whatsoever to improve or pay for any improvements to the Expansion Premises for Tenant’s use and occupancy thereof during the Expansion Premises Term other than the Expansion Premises Tenant Allowance (as defined below), Landlord’s Roof Repair Work, and Landlord’s ongoing maintenance, repair, replacement, and similar obligations as described in the Lease.

(c)At any reasonable times after the Effective Date hereof, Landlord shall coordinate with Tenant to allow Tenant and Tenant’s Agents to access the Expansion Premises for the purpose of conducting measurements in preparation for the Expansion Premises Tenant Improvements (as re-defined below).

(d)Following the Effective Date, Tenant intends to make improvements to the Expansion Premises and the Retained Space.  Tenant will have plans for improvements to the Expansion Premises and the Retained Space designed and approved in accordance with Section 6(d)(i) below (hereafter, the “Tenant Improvements”) and constructed in accordance with Section 6(d)(ii) below.

(i)Tenant’s improvement specifications and plans for the Expansion Premises and the Retained Space shall be prepared by Tenant’s architect and/or engineer, as applicable, to be finally approved by Landlord.  Such plans will be prepared in sufficient detail to permit Tenant or Landlord to construct the Tenant Improvements.  Such plans shall be prepared in accordance with applicable laws and code requirements.  Landlord shall not unreasonably withhold, condition or delay its approval of such plans.  Upon approval by Landlord, such plans shall become final and shall not be changed without Landlord’s further approval, which shall not be unreasonably withheld, conditioned or delayed (as finally approved, hereafter, the “Tenant Improvement Plans”). The Tenant Improvement Plans shall not apply to any “cosmetic change” to either the Expansion Premises or to the Retained Space. For the purposes of this section “cosmetic change” shall mean any change that does not require a building permit from the appropriate issuing authority. For the avoidance of doubt, Tenant shall, in its sole discretion, have the right to use or dispose of any trade fixtures, or equipment within the Expansion Premises.

(ii)Tenant shall complete the Tenant Improvements to the Expansion Premises in accordance with the Tenant Improvement Plans and applicable provisions of the Lease, including but not limited to the provision of insurance, filing of mechanic lien waivers, and delivery of permits to Landlord.  The contractors selected by Tenant for bidding on the Tenant Improvements shall be subject to the approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

(iii)All construction shall be performed in a good and workmanlike manner and shall comply at the time of completion with all applicable laws and requirements of the governmental authorities having jurisdiction.  Tenant shall provide a certificate of occupancy (if required by applicable law) to Landlord upon substantial completion of the work required by the Tenant Improvement Plans.

(iv)Tenant shall, subject to Section 6(d)(v) below, pay the costs, expenses and fees incurred for the construction of the Tenant Improvements, including without limitation (1) the cost charged by the general contractor and all subcontractors for performing such construction, (2) construction permit fees, (3) costs of built-in furniture, (4) HVAC unit replacements; and (5) other hard costs of construction including built-in shelving, ceiling tiles, sheetrock ceilings, lighting replacement, installation of accent lighting and/or wall sconces, demolition of existing sheetrock partitions, painting, carpet and VCT tile, wallcovering, and replacement or modification of flooring (together, the “Tenant Improvement Costs”).

(v)Landlord shall provide an allowance to Tenant equal to the lesser of (i) the Tenant Improvement Costs or (ii) $397,025.00 (hereafter, the “Tenant Allowance”).  Landlord acknowledges that a portion of the Tenant Allowance, not to exceed Thirty-Nine Thousand Seven Hundred Two and 50/100 Dollars ($39,702.50) may be applied against Tenant’s design costs applicable to the Tenant Improvements.  The remainder of the Tenant Allowance may only be applied against the hard construction costs and building system modification costs of the Tenant Improvements.  After completion of the Tenant Improvements, Tenant shall promptly pay all Tenant Improvement Costs, and submit to Landlord the certificate of occupancy, final plans, invoices, proof of payment of all vendors, and lien releases satisfactory to Landlord, and an invoice for a one-time reimbursement of the Tenant Improvement Costs up to the limit of the Tenant Allowance (hereafter, collectively, the “Reimbursement Requirements”).  If Tenant fails to complete or comply with all or any of the Reimbursement Requirements on or prior to the date that is eighteen (18) months following the Expansion Premises Commencement Date, it shall forfeit the right to receive any of the Tenant Allowance.  Tenant shall also not be entitled to receive any of the Tenant Improvement Allowance if, at the time of requesting same or at any time prior thereto, Tenant has failed to cure an ongoing default until such default is cured, but only if the cure of such default by Tenant is permitted under the Lease.

(e)Promptly following Tenant’s removal from the roof of the Building of the existing abandoned York HVAC unit and related infrastructure serving the Premises as part of the Tenant Improvements work, Landlord shall cause Landlord’s roofing contractor to repair and patch the roof of the Building in the location such HVAC unit was located, at Landlord’s sole cost and expense (and not as an Operating Expense) (“Landlord’s Roof Repair Work”).  All Landlord’s Roof Repair Work shall be done in a good and workmanlike manner and shall comply with all applicable laws and requirements of governmental authorities having jurisdiction.

(f)As of the Effective Date, Landlord hereby represents and warrants to Tenant that Landlord has not received written notice from (i) any governmental or quasi-governmental body having jurisdiction or (ii) any other tenant at the Building of any violations of Environmental Law occurring on or about the Property or the Expansion Premises.  Following the Effective Date, Landlord shall provide Tenant with written notice of its receipt of any written notices from any governmental or quasi-governmental body having jurisdiction of violations of Environmental Law which require Landlord to conduct remediation of Hazardous Materials at the Premises (being the Remaining Space and the Expansion Premises.  Landlord shall indemnify, defend and hold Tenant harmless from all claims, demands, actions, liabilities, costs, expenses, attorneys’ fees, damages and obligations of any nature arising from, or as a result of, any Hazardous Materials at the Expansion Premises that: (i) did not exist at the Expansion Premises as of the Effective Date of this Fourth Amendment, and (ii) with respect to which Landlord is required to remediate pursuant to applicable laws.  Landlord’s obligations pursuant to this subsection shall survive the expiration or termination of the Lease.

7.Security Deposit.  As of the Effective Date, Section 27 of the Original Lease and Section 12 of the Third Amendment are hereby deleted in their entirety and no longer of any further force or effect.  In lieu thereof, the following is substituted.  Landlord acknowledges receipt of Tenant’s existing cash Security Deposit in the amount of Thirty-Three Thousand Nine

Hundred Sixty-Six and 19/100 Dollars ($33,966.19) (hereafter, the “Existing Security Deposit”).  In addition to the Existing Security Deposit, on the Effective Date, Tenant shall post an additional security deposit in the amount of Two Hundred Sixty-Three Thousand Eight Hundred Two and 81/100 Dollars ($263,802.81) (the “Additional Security Deposit”, and together with the Existing Security Deposit, collectively, the “Security Deposit” in the aggregate amount of Two Hundred Ninety-Seven Thousand Seven Hundred Sixty-Nine Dollars ($297,769.00)).  The Additional Security Deposit may be provided in cash, by an unconditional irrevocable letter of credit (as detailed in sections (a)-(i) below) for the benefit of Landlord (a “LOC”), or some combination thereof.  Any LOC utilized by Tenant shall have a term no shorter than ninety (90) days following the Expiration Date of the Lease (the “Outside LOC Expiration Date”), issued by a federally insured banking institution acceptable to Landlord in its sole discretion, and subject to this Section 7. Notwithstanding anything set forth herein to the contrary if, as applicable, (i) no Event of Default has occurred under this Lease, and (ii) no event exists which with the giving of notice or the passage of time could become an Event of Default under this Lease, promptly after Landlord receives written notice from Tenant requesting such reduction: (a) on June 1, 2025, the amount of the Security Deposit shall be reduced to Two Hundred Fifty Thousand Dollars ($250,000); (b) on June 1, 2026, the amount of the Security Deposit shall be reduced to Two Hundred Thousand Dollars ($200,000); (c) on June 1, 2027, the amount of the Security Deposit shall be reduced to One Hundred Fifty Thousand Dollars ($150,000); (d) on June 1, 2028, the amount of the Security Deposit shall be reduced to One Hundred Thousand Dollars ($100,000); and (e) on June 1, 2029, the amount of the Security Deposit shall be reduced to Fifty Thousand Dollars ($50,000).  If at any time after the date hereof Tenant’s LOC is or becomes noncompliant with any of the requirements of this Section 7, or is terminated prior to the Outside LOC Expiration Date, Tenant shall immediately deposit with Landlord cash in the then current amount of the LOC, less the Existing Security Deposit currently held in cash by Landlord to serve as Tenant’s Security Deposit required herein, under and in accordance with the terms and provisions of this Section 7.

(a)If Tenant elects to utilize cash to post all, or a portion of the Additional Security Deposit, Tenant shall issue such amount to Landlord on the Effective Date (the “Cash Component”).  If Tenant elects to utilize a LOC to post all, or a portion of the Additional Security Deposit, on the Effective Date, Tenant shall deliver to Landlord a LOC from a national or regional banking or financial institution reasonably acceptable to Landlord (the “Issuing Bank”), in the initial amount of the Additional Security Deposit (Two Hundred Sixty-Three Thousand Eight Hundred Two and 81/100 Dollars ($263,802.81)), less any Cash Component issued to Landlord (each subject to adjustment as provided for above), to be held by Landlord as security for the faithful performance and observance by Tenant of all its obligations under the provisions of the Lease.

(b)Any such LOC shall be in form and substance as approved in writing by Landlord, in its reasonable discretion.  Any LOC must permit and include the following provision: “Partial Draws and Multiple Presentations are Allowed.”  The following statement shall be included in any LOC for Landlord’s right to draw against the LOC as the beneficiary thereunder: “The undersigned is a Vice-President or other officer of WPT Land 2 GP LLC, General Partner of WPT Land 2 LP, and is authorized to draw on this Irrevocable Standby Letter of Credit in the amount of ___________________ Dollars ($_____).”  The LOC shall be unconditional, irrevocable, transferable, and payable to Landlord, in partial or full draws, on sight by presentation of the original demand for payment to Issuing Bank by overnight courier service on a business day at Issuing Bank’s office, or by facsimile transmission (in which the presentation of the original demand for payment shall not be required), and simultaneously under telephone advice, all as set forth in the LOC.  Any and all fees or costs charged by the Issuing Bank in connection with the LOC, including any assignment thereof by Landlord, shall be paid by Tenant.

(c)The LOC shall expire not earlier than twelve (12) months after the date of delivery thereof to Landlord and shall provide that the same shall be automatically renewed for successive twelve (12) month periods, without amendment, unless at least ninety (90) days prior to the then current expiration date of the LOC, Issuing Bank sends, and Landlord receives, written notice to Landlord and Tenant that the LOC will not be extended beyond the then current expiration date of the LOC.  If the Issuing Bank does not renew the LOC at any time prior to the Outside LOC Expiration Date, and if Tenant does not deliver a substitute LOC in the in the amount of the Security Deposit, at least thirty (30) days prior to the expiration of the then current LOC period, then, such nonrenewal and failure to substitute shall be an Event of Default hereunder, and in addition to its rights granted under this Section 7, Landlord shall have the right to draw on the existing LOC and to require Tenant to deliver to Landlord a cash Security Deposit under and subject to Section 7(j) below.  Tenant’s failure to comply with the terms and conditions of this Section 7 shall be deemed an Event of Default hereunder.

(d)Landlord shall have the right to draw upon the LOC from time to time, in whole or in part, upon any Event of Default under the Lease, or for the payment of any amount as to which Tenant is in default or to compensate Landlord for any loss or damage it may suffer by reason of Tenant’s default under the Lease, or for any other reason permitted by the Lease or arising out of a failure of Tenant to pay or reimburse Landlord for any obligation of Tenant hereunder beyond the period required therefor (a “Draw Condition”), and apply the proceeds thereof, whereupon Tenant, within ten (10) business days after any such draw, shall either (1) restore the LOC to the applicable amount of the Security Deposit, or (2) post a cash security deposit in the applicable amount of the Security Deposit with Landlord.  Tenant’s failure to restore the LOC or deposit the cash equivalent to Landlord shall be deemed an Event of Default under the Lease.  Should Landlord elect to draw the full amount of the LOC upon a Draw Condition, notwithstanding anything contained herein to the contrary, Tenant expressly waives any right it might have, and will not take any action whatsoever to prevent Landlord from drawing on the LOC, whether in whole or in part, and agrees that an action for damages, and not injunctive or other equitable relief related to the LOC, shall be Tenant’s sole remedy which shall only be brought by Tenant pursuant to a direct claim against Landlord and not, under any circumstances, with, through or against the Issuing Bank, in the event Tenant disputes Landlord’s claim to any such amounts.  Under no circumstances shall any such claim be brought by Tenant against Issuing Bank or against Landlord through the Issuing Bank for any reason including, without limitation, by reason of any dispute by Tenant that Landlord is not entitled to draw on, or against, the LOC.

(e)The LOC shall be subject to the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (2007 Revision).

(f)The Issuing Bank shall have a Moody’s rating of at least “A-3” (or other comparable rating).  If at any time (a) the Issuing Bank is either (i) closed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental authority, or (ii) declared insolvent by the FDIC or other governmental agency for any reason, or (b) Landlord reasonably believes that Issuing Bank will either be (y) closed by the FDIC or any governmental authority, or (z) declared insolvent by the FDIC or other governmental authority for any reason, Tenant shall, within fifteen (15) days after either the occurrence of such closure or declaration of insolvency or notice from Landlord that Landlord reasonably believes that Issuing Bank will close or be declared insolvent, either (1) provide Landlord a replacement LOC satisfying all of the terms of this Section 7, or (2) post a cash security deposit in the amount of the Security Deposit with Landlord, and if Tenant fails to comply with this Section 7(f), an Event of Default shall be deemed to have occurred hereunder as of the end of such five (5) day period.

(g)Landlord shall have the right to pledge or assign its interest in the LOC and the proceeds thereof to any Mortgagee of the Premises.  In the event of a sale or transfer of Landlord’s estate or interest in the Premises, Landlord shall have the right to transfer, at Landlord’s cost, the LOC, or the proceeds thereof, to the extent not applied as set forth above, to the vendee or transferee as the new landlord under this Lease, and to the extent the LOC, or the proceeds thereof (to the extent not applied as set forth above) are so transferred, Landlord shall be considered released by Tenant from all liability for the return of the LOC, or the proceeds thereof, but only if the transferee assumes Landlord’s obligations under this Lease.  No Mortgagee or purchaser of the Premises at any foreclosure proceeding brought under the provisions of any Mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any Mortgage) be liable to Tenant or any other person for any or all of such sums or the return of any LOC (or any other or additional security deposit or other payment made by Tenant under the provisions of the Lease), unless Landlord has actually delivered the LOC, or the proceeds thereof, to such Mortgagee or purchaser.  If requested by any such Mortgagee or purchaser, Tenant, at Tenant’s sole cost and expense, shall obtain an amendment to the LOC which names such Mortgagee or purchaser as the beneficiary thereof in lieu of Landlord.  Notwithstanding the foregoing provisions of this Section 7, while the LOC may be transferable one or more times, in each instance it may only be transferred to a single transferee and only in the full amount available to be drawn under the LOC at the time of such transfer. Any such transfer must be effected only through Issuing Bank by presentation to the Issuing Bank at the address specified on the LOC, along with a duly completed bank transfer form, if required, and the original of the LOC, and any amendments. Each transfer shall be evidenced by the Landlord’s endorsement on the reverse of the original of the LOC, and the Issuing Bank shall deliver the original of the LOC so endorsed to the transferee.

(h)Tenant acknowledges that Landlord will incur costs in connection with the review and negotiation of all annual LOC renewals as provided for herein.  Accordingly, Tenant shall promptly pay to Landlord the amount of all Landlord’s actual costs (including, without limitation, Landlord’s reasonable attorneys’ fees) incurred by Landlord in connection with each renewal thereof and any draw against the LOC by Landlord; provided those costs shall not exceed Two Thousand Dollars ($2,000) per review.

(i)In the event the LOC ceases to comply with all of the requirements of this Section 7, or if Issuing Bank terminates the LOC and the LOC is not replaced with a substitute

LOC acceptable to Landlord, in its sole discretion at least thirty (30) days prior to such termination date, and complying with all of the requirements of this Section 7, Tenant shall deposit with Landlord cash in the then current amount of the LOC to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this Lease.  Tenant shall not be entitled to any interest on the cash Security Deposit.  Landlord shall have the right to commingle the cash Security Deposit with its other funds.  Landlord may use the whole or any part of the cash Security Deposit for the payment of any amount as to which Tenant is in default or to compensate Landlord for any loss or damage it may suffer by reason of Tenant’s default under this Lease.  If Landlord uses all or any portion of the cash Security Deposit as herein provided, within ten (10) days after demand, Tenant shall pay Landlord cash in an amount equal to that portion of the cash Security Deposit used by Landlord.  If Tenant complies fully and faithfully with all of the provisions of this Lease, the cash Security Deposit shall be returned to Tenant within fifteen (15) days after the Outside LOC Expiration Date.

8.Brokers.  The Parties agree and represent to each other that they have dealt with no brokers in connection with this Fourth Amendment.  Each party agrees to indemnify and hold the other harmless from any and all claims arising from a breach of the foregoing representation and from any and all claims for commissions or fees in connection with this Fourth Amendment from any real estate brokers or agents with whom they may have dealt.

9.Survival; PA Remedies.  All references to the “Lease” shall refer to the Lease as modified by this Fourth Amendment.  Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect in accordance with its terms.  Specifically, without limitation, in the case of an Event of Default by Tenant with respect to any of its obligations under the Lease, Landlord shall be entitled to pursue all remedies available under the Lease, or otherwise available at law or in equity.  Accordingly, Tenant agrees to the following:

(a)When the Lease and the Term, or any renewal or extension thereof, shall have been terminated on account of any Event of Default by Tenant, or when the Term or any renewal or extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania, to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which the Lease, or a true and correct copy thereof, shall be good and sufficient warrant.  AFTER THE ENTRY OF ANY SUCH JUDGMENT, A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING.  If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same Event of Default and upon any subsequent Event of Default or upon the termination of the Lease, or Tenant’s right of possession as therein set forth, to again confess judgment as therein provided, for which the Lease, or a true and correct copy thereof, shall be good and sufficient warrant.

(b)If an Event of Default occurs relating to Tenant’s non-payment of the Rent due under the Lease, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania, to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all Rent due hereunder plus costs and an attorney’s collection commission equal to the greater of 10% of all Rent or $1,000.00, for which the Lease, or a true and correct copy thereof, shall be good and sufficient warrant.  TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING.  ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT’S PROPERTY BY LEVY OR ATTACHMENT.  IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION.  Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of the Rent and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial term of the Lease, and during any Renewal Term of the Lease, and after the expiration of any Renewal Term of the Lease.

(c)The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to the Lease, or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises.

(d)TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT’S PROPERTY OR THEREAFTER AND (iii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION OR GARNISHMENT THEREON.

10.Lease Confirmation.  Tenant acknowledges and agrees that the Lease is in full force and effect and Tenant, to its knowledge, has no claims or offsets against Rent due or to become due under the Lease.  Landlord acknowledges and agrees that the Lease is in full force and effect and Landlord, to its knowledge, has no claims against Tenant under the Lease.  Prior to the execution of this Fourth Amendment, Landlord and Tenant acknowledge that there have been no changes, amendments or modifications of any nature to the Original Lease other than as set forth in Background Section A above.

11.Integration.  The Lease represents the entire agreement between the parties hereto and there are no collateral, written or oral agreements or understandings between Landlord and Tenant with respect to the Original Premises, the Expansion Premises or the Building not reflected or incorporated in the Lease.  No representations or promises will be binding on the parties to the Lease, except those representations and promises expressly contained in the Lease.

12.Amendments.  The Lease shall not be modified in any manner except by an instrument in writing executed by the parties.

13.Drafting.  Both parties having participated fully and equally in the negotiation and preparation of this Fourth Amendment, this Fourth Amendment shall not be more strictly construed, nor any ambiguities in the Lease resolved, against either Landlord or Tenant.

14.Independent Covenants.  Each covenant, agreement, obligation, term, condition or other provision contained in the Lease, shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of the Lease, unless otherwise expressly provided.  All of the terms and conditions set forth in this Fourth Amendment shall apply throughout the Term applicable to both the Original Premises and the Expansion Premises unless otherwise expressly set forth herein.

15.Successors and Assigns.  The Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

16.Ministerial Actions.  Each of Landlord and Tenant agrees that it will not raise or assert as a defense to any obligation under this Fourth Amendment, or make any claim that this Fourth Amendment or the Lease is invalid or unenforceable, due to any failure of this document or the Lease to comply with ministerial requirements, including requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

17.Severability.  If any provision(s) of this Fourth Amendment shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of the Lease and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein.

18.Law.  The Lease shall be construed and enforced in accordance with the Laws of the Commonwealth of Pennsylvania (without the application of any conflict of laws principles).

19.Captions.  The captions in this Fourth Amendment are for convenience only, are not a part of this Fourth Amendment and do not in any way define, limit, describe or amplify the terms of this Fourth Amendment.

20.Time of the Essence.  Time is of the essence with respect to both parties’ obligations under the Lease.

21.Signatures; Multiple Counterparts.  This Fourth Amendment may be executed in counterparts, each of which, when assembled to include a counterpart signed by each party contemplated to sign this Fourth Amendment, will constitute a complete and fully executed Fourth Amendment.  All such fully executed counterparts will collectively constitute a single Fourth Amendment.  Landlord and Tenant expressly agree that if the signature of Landlord and/or Tenant on this Fourth Amendment is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, e-mail or PDF), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this Fourth Amendment as of the day and year first above written.

LANDLORD:

WPT LAND 2 LP

By:	WPT LAND 2 GP LLC,
its general partner

	By:	/s/ Anthony A. Nichols, Jr.
	Name:	Anthony A. Nichols, Jr.
	Title:	Senior Vice President

TENANT:

TELA BIO, INC.

	By:	/s/ Antony Koblish
	Name:	Antony Koblish
	Title:	President & CEO

Signature Page to Fourth Amendment to Lease Agreement

Exhibit A

Premises Plan

Appendix A to Fourth Amendment to Lease Agreement